Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Thomas A. King
Mayfield Village, Ohio 44143	(440) 395-2260
http://www.progressive.com

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO — October 13, 2004 — The Progressive Corporation today reported the following results for September 2004:

	Month				Quarter
(millions, except per share amounts)	2004	2003	Change		2004	2003	Change
Net premiums written	$1,002.4	$914.0	10%		$3,386.9	$3,104.9	9%
Net premiums earned	1,013.2	916.2	11%		3,277.7	2,927.8	12%
Net income	120.5	94.2	28%		388.9	319.8	22%
Per share	.55	.43	29%		1.77	1.45	22%
Combined ratio	88.1	88.3	.2	pts.	86.3	87.9	1.6	pts.
Pre-tax net realized gains (losses)	20.1	(3.2)	NM		23.9	(4.3)	NM
Diluted equivalent shares	219.0	220.1	—%		219.1	220.5	(1)%

NM = Not Meaningful

See the “Income Statement” for further month and year-to-date information. Detailed quarterly information will be available in the Company’s third quarter 2004 Form 10-Q, which the Company expects to file on or about November 9, 2004.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and managing the Company’s run-off businesses. See “Supplemental Information” for the month and year-to-date results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
September 2004
 (millions – except per share amounts)
(unaudited)

	Current
	Month	Comments on Monthly Results[1]
Direct premiums written	$1,023.7

Net premiums written	$1,002.4

Revenues:
Net premiums earned	$1,013.2
Investment income	44.2
Net realized gains (losses) on securities	20.1
Service revenues	3.6

Total revenues	1,081.1

Expenses:
Losses and loss adjustment expenses	687.8	Includes $35.6 million, 3.5 loss ratio points, of hurricane-related losses.
Policy acquisition costs	109.7
Other underwriting expenses	95.2
Investment expenses	2.4	Includes $1.5 million related to the Dutch auction tender offer for its Common Shares, which the Company commenced during the month.
Service expenses	1.5
Interest expense	6.7

Total expenses	903.3

Income before income taxes	177.8
Provision for income taxes	57.3

Net income	$120.5

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	215.9

Per share	$.56

Diluted:
Average shares outstanding	215.9
Net effect of dilutive stock-based compensation	3.1

Total equivalent shares	219.0

Per share	$.55

1See the Monthly Commentary at the end of this release for additional discussion. Also see Note 1 to the Company’s 2003 audited consolidated financial statements included in the Company’s 2003 Annual Report, which can be found at progressive.com/annualreport, for a description of the Company’s reporting and accounting policies.

The following table sets forth the total return on investments for the month:

Fully taxable equivalent total return:
Fixed income securities	.3%
Common stocks	1.3%
Total portfolio	.4%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
September 2004 Year-to-Date
(millions – except per share amounts)
(unaudited)

	Year-to-Date
			%
	2004	2003	Change
Direct premiums written	$10,273.3	$9,211.3	12

Net premiums written	$10,025.8	$9,007.0	11

Revenues:
Net premiums earned	$9,605.2	$8,301.0	16
Investment income	364.4	344.0	6
Net realized gains (losses) on securities	80.0	15.7	410
Service revenues	36.6	30.1	22
Other income[1]	—	30.8	NM

Total revenues	10,086.2	8,721.6	16

Expenses:
Losses and loss adjustment expenses	6,224.5	5,636.9	10
Policy acquisition costs	1,035.8	915.6	13
Other underwriting expenses	904.1	736.4	23
Investment expenses	10.4	8.3	25
Service expenses	18.0	19.4	(7)
Interest expense	60.3	71.8	(16)

Total expenses	8,253.1	7,388.4	12

Income before income taxes	1,833.1	1,333.2	37
Provision for income taxes	597.9	435.6	37

Net income	$1,235.2	$897.6	38

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	216.2	217.5	(1)

Per share	$5.71	$4.13	38

Diluted:
Average shares outstanding	216.2	217.5	(1)
Net effect of dilutive stock-based compensation	3.4	3.7	(8)

Total equivalent shares	219.6	221.2	(1)

Per share	$5.62	$4.06	39

NM = Not Meaningful

1Amount represents estimated interest earned through September 2003 on an income tax refund the Company received in 2004.

The following table sets forth the total return on investments for the year-to-date period:

	2004	2003
Fully taxable equivalent total return:
Fixed income securities	3.3%	4.7%
Common stocks	1.4%	14.8%
Total portfolio	3.1%	6.2%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
September 2004
($ in millions)
(unaudited)

Current Month

	Personal Lines			Commercial
				Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[2]	Total
Net Premiums Written	$589.7	$294.9	$884.6	$116.0	$1.8	$1,002.4
% Growth in NPW	6%	16%	9%	13%	(36)%	10%
Net Premiums Earned	$604.2	$287.0	$891.2	$119.6	$2.4	$1,013.2
% Growth in NPE	8%	14%	10%	18%	(31)%	11%
GAAP Ratios
Loss/LAE ratio	68.8	68.1	68.5	64.4	.7	67.9
Expense ratio	20.4	19.9	20.3	19.4	28.5	20.2

Combined ratio	89.2	88.0	88.8	83.8	29.2	88.1

Actuarial Adjustments[1]
Reserve Decrease/(Increase)
Prior accident years						$2.1
Current accident year						(5.0)

Calendar year actuarial adjustment	$(.8)	$(1.2)	$(2.0)	$(1.0)	$.1	$(2.9)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$2.1
All other development						13.7

Total development						$15.8

Calendar year loss/LAE ratio						67.9

Accident year loss/LAE ratio						69.5

Statutory Ratios
Loss/LAE ratio						67.9
Expense ratio						19.8

Combined ratio						87.7

1Represents adjustments solely based on the Company’s corporate actuarial review.

2 In September 2004, the Company incurred favorable “other development” in its run-off businesses.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
September 2004 Year-to-Date
($ in millions)
(unaudited)

Year-to-Date

	Personal Lines			Commercial
				Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total
Net Premiums Written	$5,967.5	$2,847.4	$8,814.9	$1,191.8	$19.1	$10,025.8
% Growth in NPW	9%	16%	11%	16%	(59)%	11%
Net Premiums Earned	$5,776.5	$2,701.6	$8,478.1	$1,101.2	$25.9	$9,605.2
% Growth in NPE	13%	19%	15%	24%	(51)%	16%
GAAP Ratios
Loss/LAE ratio	65.8	64.7	65.4	60.1	56.8	64.8
Expense ratio	20.1	20.6	20.3	19.1	46.2	20.2

Combined ratio	85.9	85.3	85.7	79.2	103.0	85.0

Actuarial Adjustments[1]
Reserve Decrease/(Increase)
Prior accident years						$31.1
Current accident year						(24.8)

Calendar year actuarial adjustment	$5.3	$1.3	$6.6	$(.3)	$—	$6.3

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$31.1
All other development						44.3

Total development						$75.4

Calendar year loss/LAE ratio						64.8

Accident year loss/LAE ratio						65.6

Statutory Ratios
Loss/LAE ratio						64.9
Expense ratio						19.4

Combined ratio						84.3

Statutory surplus[2]						$4,759.4

	September	September
Policies in Force	2004	2003	Change
(in thousands)
Agency – Auto	4,236	3,920	8%
Direct – Auto	2,050	1,800	14%
Other Personal Lines[3]	2,350	1,985	18%

Total Personal Lines	8,636	7,705	12%

Commercial Auto Business	413	356	16%

1Represents adjustments solely based on the Company’s corporate actuarial review.

2 During September, the insurance subsidiaries paid cash dividends, net of capital contributions, of $979.6 million to the parent company.

3 Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)
(unaudited)

September
2004
CONDENSED GAAP BALANCE SHEET:[1]
Investments -
Available-for-sale:
Fixed maturities, at market (amortized cost: $9,534.0)	$9,681.1
Equity securities, at market:
Preferred stocks (cost: $723.4)	747.2
Common equities (cost: $1,312.1)	1,686.7
Short-term investments, at amortized cost (market: $2,204.2)	2,204.2

Total investments[2]	14,319.2
Net premiums receivable	2,397.6
Deferred acquisition costs	460.5
Other assets	1,318.4

Total assets	$18,495.7

Unearned premiums	$4,326.5
Loss and loss adjustment expense reserves	5,156.0
Other liabilities[2]	1,592.0
Debt	1,290.2
Shareholders’ equity	6,131.0

Total liabilities and shareholders’ equity	$18,495.7

Common Shares outstanding	217.0
Shares repurchased – September	—
Average cost per share	$—
Book value per share	$28.25
Return on average shareholders’ equity	28.6%
Net unrealized pre-tax gains on investments	$545.5
Debt to total capital ratio	17.4%

1Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $251.7 million.

2Amounts include net unsettled security acquisitions of $101.3 million.

  Monthly Commentary

•	Growth continued to slow in the Company’s Personal Lines businesses. Eight markets had year-to-date net premiums written growth of 20% or greater; these markets represented 14% of the total Personal Lines premiums. Nineteen states (44% of total Personal Lines) grew less than 10%.

•	Commercial Auto’s written premium growth was understated in September due to an inventory of unprocessed applications.

•	The Company continued to experience strong profitability. Four markets in which the Company writes Personal Lines business were unprofitable for the month; however, excluding the effect of the hurricane-related losses, three of the four markets would have been profitable. For the year-to-date period, all Personal Lines markets were profitable.

•	The Company continues to respond to the catastrophic, weather-related claims. As of October 12, 2004, over 80% of the approximately 21,000 reported claims have been paid.

•	The pretax recurring book yield of the investment portfolio was 3.9% for the month and 3.8% year-to-date.

•	At September month-end, the net unrealized gains in the investment portfolio were $545.5 million, a decrease of $97.9 million from year-end 2003. In the fixed-income portfolio, the duration was 2.9 years and the weighted average credit quality remained AA+.

The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written. The companies that offer insurance directly (by phone at 1-800-PROGRESSIVE and online at progressive.com) market their products and services through the Progressive Direct brand, while the companies that offer insurance through more than 30,000 independent agencies and insurance brokers in the U.S. market their products and services through the Drive Insurance from Progressive brand. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; the Company’s ability to maintain the uninterrupted operation of its facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.